EXHIBIT 3.5

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 10/04/2001
                                                      010497408 - 2681115

                                   CERTIFICATE
                                       FOR
                         RENEWAL AND REVIVAL OF CHARTER
                                       OF
                                    AMAC Inc.

         AMAC Inc., a corporation organized under the laws of the State of Delaware, the certificate of incorporation of which was filed in the Office of the Secretary of State on the 6th da of November, 1996, and whose corporate charter was forfeited on the 16th day of September, 2001, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1. The name of this corporation is AMAC Inc.

         2. Its registered office in the State of Delaware is located at 30 Old Rudnick Lane, Suite 100, in the City of Dover, County of Kent, and the name and address of its registered agent is LEXIS Document Services, Inc., 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901.

         3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the 15th day of September, 2001, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         4. This corporation was duly organized and carried on the business authorized by its charter until the 16th day of September, 2001, at which time its chatter became inoperative and forfeited for failure to name an agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providient gor the renewal, revival and restoration of charters, this Certificate ha been executed by the laws acting authorized officer, this 3rd day of October, A.D., 2001.


                                         Signature:   /S/ RICHARD SMITH
                                                      --------------------------
                                                          Richard Smith
                                                          President